UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2023

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, Suite 400
San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per value	IOVA	The Nasdaq Stock Market, LLC

Item 2.02.	Results of Operations and Financial Condition.

Based upon preliminary and unaudited estimates and information available to Iovance Biotherapeutics, Inc. (the “Company”) as of the date of this report, the Company expects to report that it had approximately $317.0 million of cash, cash equivalents, short-term investments and restricted cash as of June 30, 2023. The Company has not yet completed its quarter-end financial close process for the quarter ended June 30, 2023. This estimate of the Company’s cash, cash equivalents, short-term investments and restricted cash for the quarter ended June 30, 2023 is preliminary, has not been audited and is subject to change upon completion of the Company’s financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of June 30, 2023. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it.

Item 8.01.	Other Events.

At the Annual Meeting on June 6, 2023, the Company’s stockholders approved an amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock from 300,000,000 to 500,000,000 (which was described in the Company's proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2023). Accordingly, on June 9, 2023, the Company filed a Certificate of Amendment so amending the Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the Certificate of Incorporation, as amended, is filed as Exhibit 3.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation, as amended.
104	Cover Page Interactive Data File - the cover page interactive date file does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOVANCE BIOTHERAPEUTICS, INC.

Dated: July 10, 2023	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO and General Counsel